UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2017

PURE BIOSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14468	33-0530289
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1725 Gillespie Way El Cajon, California	92020
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (619) 596-8600

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01.	Entry into a Material Definitive Agreement.

On August 23, 2017, Pure Bioscience, Inc. (the “Company”) entered into an amendment and waiver agreement (the “Amendment and Waiver”) with respect to that certain Securities Purchase Agreement, dated December 1, 2016, by and among the Company and the investors parties thereto (the “Purchase Agreement”) and that certain Registration Rights Agreement, dated as of December 1, 2016, by and among the Company and the investors party thereto (the “Registration Rights Agreement”) executed in connection with that certain private placement transaction that closed in January 2017 (the “Private Placement”). The Company is filing a Schedule TO (the “Schedule TO”) with respect to a tender offer (the “Tender Offer”) on the date hereof to holders of certain of the Company’s outstanding warrants to reduce the exercise price and shorten the expiration date of such warrants as described in the Schedule TO and exhibits thereto and to also file a post-effective amendment (the “Post-Effective Amendment”) to a Registration Statement filed with the Securities and Exchange Commission (the “SEC”) to register the resale of shares of common stock and shares of common stock underlying the warrants issued in the Private Placement. In connection with the commencement of the Tender Offer and related items, the Company and the majority-in-interest investor in the Private Placement agreed to certain amendments to the Purchase Agreement and Registration Rights Agreement as set forth in the Amendment and Waiver. Each of the Purchase Agreement and Registration Rights Agreement may be amended by holders holding a majority of the shares and warrants issued in the Private Placement.

The Amendment and Waiver amended the definition of “Exempt Issuance” in the Purchase Agreement to provide that the Tender Offer is not be subject to Section 4.12(a) of the Purchase Agreement, which prohibits the Company from issuing securities below $0.85 per share, unless such offer or issuance was an “Exempt Issuance”. The Amendment and Waiver also amended Section 4.12(a) of the Purchase Agreement to extend the term of the prohibition on the Company from issuing securities below $0.85 per share until June 1, 2018 under certain conditions.

Additionally, upon the filing of the Post-Effective Amendment, the Registration Statement will not be available for some period of time for the resale of the shares and shares of common stock underlying the warrants issued in the Private Placement. The Amendment and Waiver amended Section 2(d) of the Registration Rights Agreement to exclude the imposition of certain liquidated damages to the extent that the Post-Effective Amendment is reviewed by the staff of the SEC and not available for use for up to an aggregate of 45 consecutive days.

The foregoing descriptions of the Amendment and Waiver, Purchase Agreement and Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the forms of Amendment and Waiver, Purchase Agreement and Registration Rights Agreement, respectively, which are filed as Exhibit 10.1 herewith and Exhibits 10.1 and 10.2 to that certain Current Report on Form 8-K filed on December 7, 2016, respectively, and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Amendment and Waiver, dated August 23, 2017, by and between the Company and that certain holder party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PURE BIOSCIENCE, INC.

Dated: August 25, 2017	By:	/s/ Henry R. Lambert
Henry R. Lambert
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Amendment and Waiver, dated August 23, 2017, by and between the Company and that certain holder party thereto.